UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022 (April 21, 2022)

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street, 21st Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BKCC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2022, BlackRock Capital Investment Corporation, a Delaware corporation (the “Company”), entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance on June 9, 2022, of up to $92.0 million aggregate principal amount of senior unsecured notes (the “Notes”) in two tranches to qualified institutional investors in a private placement. The Company will issue $35,000,000 aggregate principal amount of notes with a fixed interest rate of 5.82% with interest to be paid semi-annually on June 9 and December 9 of each year, beginning on December 9, 2022, and $57,000,000 aggregate principal amount of Notes bearing interest at a rate equal to the Secured Overnight Financing Rate plus 3.14% with interest to be paid quarterly on March 9, June 9, September 9 and December 9 of each year, beginning on September 9, 2022. In addition, during any time that the rating assigned to the notes declines below investment grade, the Notes will bear interest at a rate that is increased by 1.00% . The Notes will be issued at a closing which is expected to occur on June 9, 2022, subject to customary closing conditions. The Notes will be due on December 9, 2025 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. The Company may prepay the Notes at its option, subject to a prepayment premium, in an amount equal to 2% on or before June 9, 2023, 1% after June 9, 2023 but on or before June 9, 2024, 0.5% after June 9, 2024 but on or before June 9, 2025 and zero after June 9, 2025.   In addition, the Company will be obligated to offer to repay the Notes at par if certain change in control events occur. The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Company intends to use the net proceeds for general corporate purposes, including investing in portfolio companies in accordance with its investment objective, making distributions and repaying existing debt, including funding a portion of the redemption price of the Company’s 5.00% Convertible Notes due 2022, which will mature on June 15, 2022.

The Company has entered into a swap agreement with a notional value of $35 million for the first three years of the Notes’ term, pursuant to which the Company will pay a floating rate equal to SOFR, and will receive a fixed rate equal to 2.633%.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and a regulated investment company under the Internal Revenue Code of 1986, as amended, minimum shareholders’ equity, minimum asset coverage ratio, and prohibitions on certain fundamental changes of the Company. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or certain significant subsidiaries, certain judgments and orders, and certain events of bankruptcy.

The Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 21, 2022, the Company issued a press release, included herewith as Exhibit 99.1 and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Master Note Purchase Agreement, dated April 21, 2022, by and among BlackRock Capital Investment Corporation and the Purchasers signatory thereto†

99.1	Press Release, dated April 21, 2022, of BlackRock Capital Investment Corporation

†
Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules or exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: April 22, 2022	By:	/s/ Abby Miller
	Name:	Abby Miller
	Title:	Chief Financial Officer and Treasurer